UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2019

SEACOR Marine Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37966	47-2564547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12121 Wickchester Lane, Suite 500, Houston, TX	77079
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (346) 980-1700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SMHI	New York Stock Exchange (“NYSE”)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

On November 26, 2019, SEACOR Marine Holdings Inc. (“SEACOR Marine”), SEACOR Marine Foreign Holdings Inc., a wholly owned subsidiary of SEACOR Marine, and certain vessel-owning subsidiaries of SEACOR Marine, entered into Amendment No. 2 (the “Amendment No. 2”) to that certain $130 million loan facility, dated as of September 26, 2018 and as amended on August 6, 2019, with a syndicate of lenders administered by DNB Bank ASA, New York Branch (the “Credit Facility”).

Amendment No. 2 provides for, among other things, (i) the release of six vessels from mortgages securing the Credit Facility and the substitution of mortgages over three other vessels owned by vessel-owning subsidiaries of SEACOR Marine and (ii) the bareboat registration in Nigeria of a vessel subject to a mortgage securing the Credit Facility.

The foregoing description of the Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 2, a copy of which is filed as Exhibit 10.1 hereto and the terms of which are incorporated herein by reference.

Item 8.01	Other Events

On December 2, 2019, SEACOR Capital (UK) Limited, a wholly owned subsidiary of SEACOR Marine (the “Seller”), completed the sale of its North Sea standby safety business through the sale of 100% of the equity of its subsidiary, Boston Putford Offshore Safety Limited, to North Star Holdco Limited (the “Buyer”) pursuant to a Sale and Purchase Agreement entered into on November 1, 2019. At closing, the Buyer paid to the Seller an aggregate amount equal to approximately £20.8 million (equivalent to approximately US$26.8 million based on the USD to GBP closing exchange rate on December 2, 2019), inclusive of adjustments for continued intercompany services provided and interest calculated from July 31, 2019. Additional consideration of up to £4.0 million (equivalent to approximately US$5.2 million based on the same exchange rate) may be payable to the Seller based on revenue targets being achieved in 2020 and 2021.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 to Credit Agreement, dated as of November 26, 2019, by and among SEACOR Marine Foreign Holdings Inc., SEACOR Marine Holdings Inc., DNB Bank ASA, New York Branch, DNB Markets Inc., Clifford Capital Pte, Ltd, NIBC Bank N.V. and entities identified on schedules to the Amendment No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Marine Holdings Inc.

December 3, 2019	By:	/s/ John Gellert
Name: John Gellert
Title: President and Chief Executive Officer

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